Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Gart Sports Company and subsidiaries on Form S-8 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-K of the Company for the 52 week period ended February 2, 2002.

Deloitte & Touche LLP

Denver, CO
April 18, 2002

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